As filed with the Securities and Exchange Commission on February 27, 2003

Registration No. 333-67850

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROTUNE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	75-2883117
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2201 TENTH STREET

PLANO, TEXAS 75074

(972) 673-1600

(Address, including zip code, and telephone number, including area code, of  registrant’s principal executive offices)

Nancy A. Richardson, Esq.

CFO, General Counsel and Secretary

MICROTUNE, INC.

2201 Tenth Street

Plano, Texas 75074

(972) 673-1600

(Address, including zip code, and telephone number, including area code,  of agent for service)

Copy to:

P. Steven Hacker, Esq.

Baker Botts LLP

1600 San Jacinto Center

98 San Jacinto Blvd.

Austin, Texas 78701

Telephone: (512) 322-2520

Facsimile: (512) 322-8320

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

REMOVAL OF SECURITIES FROM REGISTRATION

This Post Effective Amendment No.1 to Form S-3 Registration Statement (the “Post Effective Amendment”) is being filed to deregister the remaining indeterminate unsold number of shares of common stock, the indeterminate unsold number of shares of preferred stock, the indeterminate unsold number of warrants to purchase common stock, preferred stock or debt securities and the indeterminate unsold principal amount of debt securities of Microtune, Inc. (the “Registrant”) covered by the Registration Statement on Form S-3 originally filed August 17, 2001 (File No. 333-67850) (the “Registration Statement”).

By filing this Post Effective Amendment, the Registrant hereby removes from registration all of the shares of common stock, preferred stock, warrants to purchase common stock, preferred stock or debt securities and principal amount of debt securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 27, 2003.

MICROTUNE, INC.

(Registrant)

By:	/s/ Nancy A. Richardson
Nancy A. Richardson, Esq. Chief Financial Officer, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by each of the following persons on February 27, 2003 in the capacities indicated.

Name	Title

* Douglas J. Bartek	Chief Executive Officer and Chairman (Principal Executive Officer) and Director

/s/ Nancy A. Richardson Nancy A. Richardson, Esq.	Chief Financial Officer (Principal Financial and Accounting Officer)

* Harvey B. Cash	Director

* Walter C. Ciciora	Director

* James H. Clardy	Director

* William P. Tai	Director

* Steven Craddock	Director

* Nancy A. Richardson, by signing her name hereto, does hereby sign this document on behalf of herself and each of the other above named executive officer and directors of the Registrant pursuant to powers of attorney duly executed by each such person.

/s/ Nancy A. Richardson
Nancy A. Richardson, Esq.